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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Kroger Co. on Form S-8 (File No. 2-93982), Form S-8 (File No. 2-98858), Form S-8 (File No. 33-00343), Form S-8 (File No. 33-2056), Form S-8 (File No. 33-
20734), Form S-8 (File No. 33-26174), Form S-8 (File No. 33-29640), Form S-8
(File No. 33-25698), Form S-8 (File No. 33-29271), Form S-8 (File No. 33-33122),
Form S-8 (File No. 33-29405), Form S-8 (File No. 33-38121), Form S-8 (File No. 33-38122), Form S-8 (File No. 33-53747), Form S-8 (File No. 33-55501), Form S-3
(File No. 33-60946), Form S-3 (File No. 33-64192), and Form S-3 (File No. 33-
61563) of our report which includes an explanatory paragraph regarding the Company's change in its method of accounting for postretirement benefit costs other than pensions as of January 3, 1993, dated January 24, 1996, on our audits of the consolidated financial statements of The Kroger Co. as of December 30, 1995 and December 31, 1994, and for the years ended December 30, 1995, December 31, 1994 and January 1, 1994, which report is included in this Annual Report on Form 10-K.



(Coopers & Lybrand L.L.P.)
COOPERS & LYBRAND L.L.P.
Cincinnati, Ohio
March 22, 1996